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                                                                    Exhibit 23.1


               Consent of Independent Certified Public Accountants

The Board of Directors
iDine Rewards Network Inc. (formerly  Transmedia Network Inc.):


We consent to incorporation by reference into previously filed registration statements on Form S-3 (Registration No. 333-49366) and on Form S-8 (Registration No. 333-72501, Registration No. 33-49460 and Registration No. 333-06747), of iDine Rewards Network Inc. of our report dated February 6, 2002, except as to note 20, which is as of March 7, 2002, relating to the consolidated balance sheets of iDine Rewards Network Inc. and subsidiaries as of December 31, 2001, September 30, 2001 and 2000, and the related consolidated statements of operations, and comprehensive income (loss), stockholders' equity, and cash flows for the three-months ended December 31, 2001, and each of the years in the three-year period ended September 30, 2001, which report appeared in the December 31, 2001 transition report on Form 10-K of iDine Rewards Network Inc.

/s/ KPMG LLP

Fort Lauderdale, Florida
April 1, 2002